UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

The RBB Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

US Treasury 2 Year Note ETF (UTWO) US Treasury 3 Month Bill ETF (TBIL) Each a series of The RBB Fund, Inc.

We Need Your Help

April 18, 2023

Dear Fellow Shareholder,

We appreciate your investment in our ETFs. I write to you today urging you to exercise your right to vote as a shareholder.

On January 31, 2023, we merged our firm with Diffractive Managers Group because our combined resources allow us to better serve you. There is no cost to you as a shareholder. Fees have not changed. We need your vote prior May 5, 2023, to complete the merger.

You can vote by visiting www.ProxyVote.com. Your Control Number is on the enclosed Voting Information Form (Ballot). Or call 877-536-1560 9am – 9pm CST Monday through Friday; someone is standing by to assist you.

If you have a financial advisor, you can still vote your shares with the above details, or you may be able to instruct your financial advisor to do so for you using the details above. We are unable contact your financial advisor on your behalf – our apologies.

This vote will help us approve the New Investment Advisory Agreement for the funds. The Board believes approval of the new Investment Advisory contract is in the best interests of the fund shareholders. No fees change, no personnel change as a result of this vote.

The full proxy can be found: https://vote.proxyonline.com/rbb/docs/ETF2023.pdf

Thank you for being a shareholder. Thank you for voting your shares. If you have any questions or concerns, please contact me at 513-762-3597.

Sincerely,

Peter Baden

Portfolio Manager US Benchmark Series ETFs

How do I vote?

Vote Online	www.proxyvote.com
Assisted Voting	877-586-1560 (M-F 9-9 CST)
Vote by Phone	See Voting Information Form
Vote by Mail	See Voting Information Form
Control Number	On Voting Information Form

 NOBO ADJ S63407

US Treasury 2 Year Note ETF (UTWO) US Treasury 3 Month Bill ETF (TBIL) Each a series of The RBB Fund, Inc.

We Need Your Help

April 18, 2023

Dear Fellow Shareholder,

We appreciate your investment in our ETFs. I write to you today urging you to exercise your right to vote as a shareholder.

On January 31, 2023, we merged our firm with Diffractive Managers Group because our combined resources allow us to better serve you. There is no cost to you as a shareholder. Fees have not changed. We need your vote prior May 5, 2023, to complete the merger.

You can vote by visiting www.ProxyVote.com. Your Control Number is on the enclosed Voting Information Form (Ballot). Or call 877-536-1560 extension 12, 9am – 9pm CST Monday through Friday; someone is standing by to assist you.

If you have a financial advisor, you can still vote your shares with the above details, or you may be able to instruct your financial advisor to do so for you using the details above. We are unable contact your financial advisor on your behalf – our apologies.

This vote will help us approve the New Investment Advisory Agreement for the funds. The Board believes approval of the new Investment Advisory contract is in the best interests of the fund shareholders. No fees change, no personnel change as a result of this vote.

The full proxy can be found: https://vote.proxyonline.com/rbb/docs/ETF2023.pdf

Thank you for being a shareholder. Thank you for voting your shares. If you have any questions or concerns, please contact me at 513-762-3597.

Sincerely,

Peter Baden

Portfolio Manager US Benchmark Series ETFs

How do I vote?

Vote Online	www.proxyvote.com
Vote by Phone	See Voting Information Form
Vote by Mail	See Voting Information Form
Control Number	On Voting Information Form

 OBO ADJ S63407